EXHIBIT 10.10


                      FOURTH AMENDMENT TO CREDIT AGREEMENT

         THIS FOURTH AMENDMENT TO CREDIT AGREEMENT is made and entered as of September 21, 1999 (this "Amendment") is between AKI, Inc., a Delaware corporation, formerly known as Arcade, Inc. ("Borrower") and HELLER FINANCIAL, INC., a Delaware corporation ("Lender").

                              W I T N E S S E T H:

         WHEREAS, Borrower and Lender are parties to that certain Credit Agreement dated as of April 30, 1996 and all amendments thereto (as amended and supplemented from time to time, the "Credit Agreement");

         WHEREAS, pursuant to that certain Stock Purchase Agreement dated as of September __, 1999 (the "RetCom Purchase Agreement"), Borrower shall acquire all of the issued and outstanding capital stock of RetCom Holdings, Ltd., a Delaware corporation ("Target"); and

         WHEREAS, the parties wish to amend the Credit Agreement as provided herein;

         NOW, THEREFORE, the parties agree as follows:

         1. Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.

         2.       Amendments to the Credit Agreement.

                  (a) Subsection 4.3(b) is amended by deleting all periods and amounts beginning with "July 1, 1999 through December 31, 1999 - $25,500,000" through the end of such subsection and substituting the following in lieu thereof:

         "July 1, 1999 through December 31, 1999               $20,000,000
         January 1, 2000 through March 31, 2000                $21,000,000
         April 1, 2000 through December 31, 2000               $22,000,000
         January 1, 2001 through June 30, 2001                 $23,000,000
         July 1, 2001 through June 30, 2002                    $24,000,000
         July 1, 2002 through June 30, 2003                    $25,000,000
         July 1, 2003 through June 30, 2004                    $26,000,000
         July 1, 2004 and thereafter                           $27,000,000"


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                  (b)      Subsection 4.4 is amended by deleting such subsection
                           in its entirety and the following is inserted in lieu thereof:

         "4.4 Fixed Charged Coverage. Borrower shall not permit Fixed Charge Coverage for the twelve month period ending on any of July 31, 1999, August 31, 1999 and September 30, 1999 to be less than 1.05. Borrower shall not permit Fixed Charge Coverage for the twelve month period ending on the last day of each month thereafter to be less than 1.10. "Fixed Charge Coverage" will be calculated as illustrated on Exhibit 4.6(C)."

                  (c) Subsection 4.5 is deleted in its entirety and the following is inserted in lieu thereof:

         "4.5   Total Indebtedness to Operating Cash Flow Ratio

                  Borrower shall not permit the ratio of Total Indebtedness calculated as of the last day of any month during the periods set forth below to Operating Cash Flow for the twelve (12) month period ending on such day to be greater than the amount set forth below for such period:

                           Period                             Ratio

         July 1, 1999 through December 31, 1999               7.90
         January 1, 2000 through March 31, 2000               7.00
         April 1, 2000 through June 30, 2000                  6.80
         July 1, 2000 through September 30, 2000              6.50
         October 1, 2000 through December 31, 2000            6.30
         January 1, 2001 through March 31, 2001               6.10
         April 1, 2001 through June 30, 2001                  5.90
         July 1, 2001 and thereafter                          5.75

                  "Total Indebtedness, Operating Cash Flow, will be calculated as illustrated on Exhibit 4.6(C)."

         3. Representations and Warranties. To induce Lender to enter into this Amendment, Borrower represents and warrants to Lender that:

                  (a) the execution, delivery and performance by Borrower of this Amendment are within its corporate power, have been duly authorized by all necessary corporate action and do not and will not contravene or conflict with any provision of law applicable to Borrower, the Certificate of Incorporation or By-laws of Borrower, or any order, judgment or decree of any court or other agency of government or any contractual obligation binding upon Borrower;


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                  (b) the Credit  Agreement  as amended as of the date hereof is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms;

                  (c) each of the  representations  and  warranties set forth in
Section 5 of the Credit Agreement (other that those which, by their terms, specifically are made as of a certain date prior to the date hereof) are true and correct in all material respects as of the date hereof;

                  (d) no Default or Event of Default has occurred and is continuing; and

                  (e) all conditions precedent to the obligations of the parties to the consummate the purchase and sale of the stock of Target pursuant to the RetCom Purchase Agreement have been satisfied in all material respects.

         4. Covenants. Borrower hereby covenants and agrees to, as soon as reasonably possible but in no event later than 10 Business Days after the date draft documentation is delivered to Borrower:

                  (a) cause Target and each of its Subsidiaries to guarantee the Obligations and to secure such guarantee by granting a lien on substantially all of its and their assets, in each instance pursuant to documentation in form and substance reasonably satisfactory to Lender;

                  (b) pledge and deliver to Lender all of the capital stock of Target and each of its Subsidiaries to secure the Obligations pursuant to documentation in form and substance reasonably satisfactory to Lender;

                  (c) deliver to Lender a copy of the articles or certificate of incorporation of Borrower certified as of a recent date by the Secretary of State of Delaware and such other corporate organizational and authority documents as Lender may reasonably request; and

                  (d) deliver to Lender such UCC financing statements and amendments thereto as Lender may reasonably require.

         5.  Conditions.  The  effectiveness  of the  amendments  stated in this
Amendment  is  subject  to  each  of  the  following   conditions  precedent  or
concurrent:

                  (a) No Default or Event of Default under the Credit Agreement, as amended hereby, shall have occurred and be continuing;

                  (b) Borrower shall have executed and delivered this Amendment, and such other documents and instruments as Lender may require shall have been executed and/or delivered to Lender; and



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                  (c) All proceedings  taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto, shall be satisfactory to Lender and its legal counsel.


         6.       Miscellaneous.

                  (a) Captions. Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.

                  (b) Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of New York, without regard to conflict of laws principals. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

                  (c) Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constituted but one and the same Agreement.

                  (d) Successors and Assigns. This Amendment shall be binding upon Borrower and Lender and their respective successors and assigns, and shall inure to the sole benefit of Borrower and Lender and their respective successors and assigns.

                  (e) References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

                  (f) Continued Effectiveness. The Credit Agreement as amended hereby and each of the other Loan Documents remains in full force and effect.

                  (g) Costs, Expenses and Taxes. Borrower affirms and acknowledges that subsection 1.3(B) of the Credit Agreement applies to this Amendment and the transactions and Agreements and document contemplated hereunder.


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         Delivered  at  Chicago,  Illinois,  as of the day and year first  above written.

                                       AKI, INC.


                                       By:           /S/ WILLAIM J. FOX
                                                     ------------------
                                       Name Printed: William J. Fox
                                       Title:        President

                                       HELLER FINANCIAL, INC., as Lender


                                       By:           /S/ GEORGE F. KURTESON
                                                     ----------------------
                                       Name Printed: George F. Kurteson
                                       Title:        Senior Vice President